EXHIBIT 5.1

[On Fenwick & West LLP Letterhead]

May 20, 2005

Sunrise Telecom Incorporated

302 Enzo Drive

San Jose, CA 95138

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Sunrise Telecom Incorporated, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about May 20, 2005 in connection with the registration under the Securities Act of 1933, as amended, of a total of 500,000 shares of the Company’s Common Stock (the “Stock”), of which 200,000 shares are subject to issuance by the Company upon the exercise of options granted under the Company’s 2000 Stock Plan, as amended (the “Stock Plan”), and 300,000 shares are subject to issuance by the Company upon the exercise of purchase rights to be granted under the Company’s 2000 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan,” collectively, the “Plans”). In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	the Company’s First Amended and Restated Certificate of Incorporation effective July 10, 2000;

(2)	the Company’s Amended and Restated Bylaws, certified by the Company’s Secretary on July 18, 2000;

(3)	the Registration Statement, together with the exhibits, filed as a part thereof or incorporated therein by reference, including the Stock Plan and the Employee Stock Purchase Plan and related forms of stock option agreement, enrollment form, subscription agreements, notices of withdrawal and notices of suspension;

(4)	the Registration Statements on Form S-8 (File Nos. 333-42370, 333-61596, 333-96689, 333-107471 and 333-115722) filed by the Company with the Commission on August 8, 2000, May 24, 2001, July 18, 2002, July 30, 2003 and May 21, 2004 respectively, together with the exhibits filed as a part thereof or incorporated therein by reference;

Sunrise Telecom Incorporated

May 20, 2005

(5)	the Prospectuses prepared in connection with the Registration Statement;

(6)	the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company’s minute books that are in the Company’s possession approving the increase in the number of shares under each of the respective Plans; and

(7)	the stock records that the Company has provided to us (consisting of a certificate from the Company’s transfer agent of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of the date hereof and a list of option holders with respect to the Company’s capital and of any rights to purchase capital stock that was prepared by the Company and verifying the number of such issued and outstanding securities).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents reviewed by us. We have also assumed that the certificates representing the Stock will be, when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and the representations of Company representatives to us and have assumed the current accuracy and completeness of such information. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, the State of California and the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

Based upon the foregoing, it is our opinion that the 500,000 shares of Stock that may be issued and sold by the Company upon the exercise of options and purchase rights to be granted under the Plans when issued, sold and delivered in accordance with the terms of the respective Plan and the stock option and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and Prospectuses, will be validly issued, fully paid and nonassessable.

Sunrise Telecom Incorporated

May 20, 2005

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, Prospectuses constituting a part thereof and any amendments thereto. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ William R. Schreiber
William R. Schreiber, a Partner